UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 5, 2016

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2325
Atlanta, Georgia 30328
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (855) 858-9794

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
CatchMark Timber Trust, Inc. (the “Company”) is party to purchase and sale agreements (the “Purchase Agreements”) with each of FIATP Timber LLC and FIATP Timber SSF LLC (collectively, the “Sellers”) to purchase an aggregate of approximately 51,700 acres of timberland located in South Carolina (the “Carolinas Midlands III Timberlands”) for approximately $101.8 million, in the aggregate, exclusive of closing costs (the “Acquisition”). The Purchase Agreements, entered into on April 27, 2016, became binding upon the Sellers on May 5, 2016. The Company has until May 12, 2016 to determine if it intends to proceed with the Acquisition, and if it determines during that period not to proceed, the Purchase Agreements will be terminated without any penalty to the Company.
The Carolinas Midlands III Timberlands contain approximately 2.1 million tons of merchantable timber, comprising 70% pine plantations by acreage and 52%/48% pulpwood to sawtimber mix by tons. The Carolinas Midlands III Timberlands are proximate to and complementing other recent purchases by the Company in the state and in North Carolina, providing synergies in pricing power, haul distances, management and land sales.
Completion of the Acquisition is subject to the satisfaction of customary closing conditions. Therefore, the Company cannot guarantee that the Acquisition will be completed. The Company presently expects the Acquisition to close during the second quarter or early third quarter of 2016 and that the Acquisition will be funded through debt financing under the Company’s multi-draw term credit facility.
Item 7.01    Regulation FD Disclosures.
Reference is made to the information set forth in response to Item 1.01, which information is incorporated herein by reference. A copy of the press release announcing the Acquisition is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
A presentation related to the Acquisition is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The foregoing description is qualified in its entirety by reference to such exhibit. The Company is not undertaking to update this presentation.
As provided in General Instruction B.2 to Form 8-K, the information furnished in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
99.1	Press Release: CatchMark Agrees to $102 Million Acquisition of Prime South Carolina Timberlands
99.2	Presentation Regarding Carolinas Midlands III Acquisition

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers of this report should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this report. Factors that could cause or contribute to such differences include, but are not limited to, the Company may determine not to proceed with the Acquisition, the conditions to closing may not be satisfied and, as a result, the acquisition of the Carolinas Midlands III Timberlands may not be completed, the Company may not generate the harvest volumes from the acquired timberlands that it currently anticipates, the mix of timberland located on the Carolinas Midlands III Timberlands may be different than the Company currently anticipates which may impact the revenues than the timberlands will generate, as well as changes in general economic and business conditions in the geographic regions where the Company’s timberlands are located, changes in timber prices and the impact on the Company’s revenues, changes in the supply of timberlands available for acquisition that meet the Company’s investment criteria, industry trends, changes in government rules and regulations (including changes in tax laws), and increases in interest rates. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: May 5, 2016	By:	/s/ BRIAN M. DAVIS
Brian M. Davis Senior Vice President and Chief Financial Officer